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                                                                   EXHIBIT 5(dd)

                                    FORM OF
                       INVESTMENT SUB-ADVISORY AGREEMENT
                              ENTERED INTO BETWEEN
             TRAVELERS ASSET MANAGEMENT INTERNATIONAL COMPANY, INC.
                                      AND
                  THE TRAVELERS INVESTMENT MANAGEMENT COMPANY


         This Investment Sub-Advisory Agreement (the "Agreement") is entered into as of ______ __, 1998, by and between Travelers Asset Management International Corporation, a corporation duly organized and existing under the laws of the state of New York ("TAMIC"), and The Travelers Investment Management Company, a corporation duly organized and existing under the laws of the state of Connecticut (the "Sub-Adviser").

         WHEREAS, TAMIC has entered into an Investment Advisory Agreement dated _______ ___, 1998, (the "Investment Advisory Agreement") with The Travelers Series Trust (a Massachusetts business trust, hereinafter referred to as the "Trust"). A copy of such agreement is attached as Exhibit A hereto, pursuant to which TAMIC provides investment management and advisory services to the Trust; and

         WHEREAS, the Investment Advisory Agreement provides that TAMIC may engage a duly organized sub-adviser, to furnish investment information, services and advice to assist TAMIC in carrying out its responsibilities under the Investment Advisory Agreement; and

         WHEREAS, TAMIC desires to retain Sub-Adviser to render investment advisory services to TAMIC in the manner and on the terms set forth in this Agreement, and the Sub-Adviser desires to provide such investment advisory services.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, TAMIC and Sub-Adviser agree as follows:

         1.   REPRESENTATIONS AND WARRANTIES OF TAMIC

              TAMIC represents and warrants to the Sub-Adviser as follows:

              a. TAMIC is registered with the SEC as an investment adviser under the Advisers Act;
              b. TAMIC is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, except in such jurisdictions where the failure to be so licensed would not have a material effect on its business;
              c. TAMIC is a corporation duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;





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              d.   The execution, delivery and performance by TAMIC of this
                   Agreement are within TAMIC's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of TAMIC for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) TAMIC's Articles of Incorporation or By-Laws, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon TAMIC;
              e.   This Agreement is a valid and binding Agreement of TAMIC;
              f. TAMIC has provided the Sub-Adviser with a copy of its Form ADV as most recently filed with the SEC and will, within a reasonable time after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Sub-Adviser. The information contained in TAMIC's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under this they were made, not misleading;
              g. TAMIC acknowledges that it received a copy of the Sub-Adviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust; and

         2.   REPRESENTATIONS AND WARRANTIES OF SUB-ADVISER

              The Sub-Adviser hereby represents and warrants to TAMIC that:

              a. The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act;
              b. The Sub-Adviser is registered or licensed as an investment adviser under the laws of jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business;
              c. The Sub-Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;
              d. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser's Articles of Incorporation or By-Laws, or (iii) any agreement,





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                   judgment, injunction, order, decree or other instruments
                   binding upon the Sub-Adviser;
              e. This Agreement is a valid and binding Agreement of the Sub-Adviser;
              f. The Sub-Adviser has provided TAMIC with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Sub-Adviser. The information contained in the Sub-Adviser's form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
              g. The Sub-Adviser acknowledges that it received a copy of TAMIC's Form ADV at least 48 hours prior to the execution of this Agreement.

         3.   INVESTMENT DESCRIPTION APPOINTMENT

              The Trust, which is divided into segments including the segment known as the Disciplined Small Cap Stock Portfolio ( the "Portfolio") desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "SAI") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust (the "Board"). TAMIC will supply copies of the Prospectus and the SAI to the Sub-Adviser promptly after the Trust's Registration Statement is declared effective. TAMIC agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the SAI, and copies of any procedures adopted by the Board applicable to the Sub-Adviser and any amendments thereto (the "Board Procedures"), to the Sub-Adviser on an on-going basis. Until TAMIC delivers any such amendment or supplement or Board Procedures, the Sub-Adviser shall be fully protected in relying on the Prospectus and SAI and any Board Procedures, if any, as previously furnished to the Sub-Adviser. In addition, TAMIC shall furnish the Sub-Adviser with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to shareholders or to any state or federal regulatory agency. TAMIC shall also inform the Sub-Adviser of the results of any audits or examinations by regulatory authorities pertaining to the Portfolio. TAMIC further agrees to furnish the Sub-Adviser with any materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         TAMIC and the Trust desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolio. Subject to the terms and conditions of this Agreement, Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation and for the term set forth below. Except as specified herein, the Sub-Adviser agrees that it shall not delegate any material obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Trust and TAMIC.





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         4.      SERVICES AS SUB-ADVISER

                 Subject to the supervision, direction and approval of the Board and TAMIC, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in its view, the sale and reinvestment of the Portfolio's assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with TAMIC, to: (a) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain companies as such information relates to securities which are purchased for or considered for purchase in the Portfolio;
(b) manage the Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the SAI; (c) make investment decisions for the Portfolio; (d) place purchase and sale orders for portfolio transactions on behalf of the Portfolio and manage otherwise uninvested cash assets of the Portfolio; (e) price such Portfolio securities as TAMIC and Sub-Adviser shall mutually agree upon from time to time; (f) execute account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio (in such respect, and only for this limited purpose, the Sub-Adviser shall act as TAMIC's and the Trust's agent and attorney-in-fact); (g) employ professional portfolio managers and securities analysts who provide research services to the Portfolio; and (h) regularly report to TAMIC and to the Board with respect to its subadvisory activities. The Sub-Adviser shall execute trades, and in general take such action as is appropriate to effectively manage the Portfolio's investment practices.

         In addition, (i) the Sub-Adviser shall furnish TAMIC daily information concerning portfolio transactions and quarterly and annual reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon, and the Sub-Adviser agrees to review the Portfolio and discuss the management of it with TAMIC and Board as either or both shall from time to time reasonably request.

         (ii) Unless TAMIC gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

         (iii) The Sub-Adviser shall maintain and preserve such records related to the Portfolio's transactions as are required under any applicable
state or federal securities law or regulation including:   the Investment
Company Act of 1940, as amended (the "1940 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Advisers Act of 1940, as amended (the "Advisers Act"). TAMIC shall maintain and preserve all books and other records not related to the Portfolio's transactions as required under such rules. The Sub-Adviser shall timely furnish to TAMIC all information relating to the Sub-Adviser's services hereunder reasonably requested by TAMIC to keep and preserve the books and records of the Trust. The Sub-Adviser agrees that all records which it maintains for the Portfolio are the property of the Trust and the Sub-Adviser will surrender promptly to the Trust copies of any of such records.





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         (iv)    The Sub-Adviser shall maintain compliance procedures for the
Portfolio that it reasonably believes are adequate to ensure the Portfolio's compliance with: (i) the 1940 Act and the rules and regulations promulgated thereunder; and (ii) the Portfolio's investment objective(s) and policies as stated in the Prospectus and SAI. The Sub-Adviser shall notify TAMIC immediately upon detection of any material breach of such compliance procedures. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Investment Advisers Act of 1940.

         (v) The Sub-Adviser shall maintain a written code of ethics (the "Code of Ethics") that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which it will provide to TAMIC or Trust upon any reasonable request. The Sub-Adviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Sub-Adviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Adviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

         (vi) The Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio in a manner consistent with the diversification requirements of Section 817 and Section 851 of the Internal Revenue Code of 1986, as amended (the "IRC"). The Sub-Adviser will also manage the investments of the Portfolio in a manner consistent with any and all investment restrictions (including diversification requirements) contained in the 1940 Act, any SEC No-Action Letter or order applicable to the Company, and any applicable state securities law or regulation.

         (viii) The Sub-Adviser shall submit on a quarterly basis to the Board and TAMIC a written certification detailing any variation from applicable investment objectives, practices, policies or procedures, or from its Code of Ethics.

         5.   BROKERAGE

              In selecting brokers or dealers (including, if permitted by applicable law and appropriate Board Procedures, any broker or dealer affiliated with either TAMIC or the Sub-Adviser) to execute transactions on behalf of the Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth and nature of the market in the security, the price of the security, the size of the order, the timing of the transaction, the difficulty of the transaction, the reputation, experience, financial condition and execution capability of the broker or dealer, the quality of the service and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act) provided to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Sub-Adviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another





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member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliate exercise investment discretion.

         To the extent consistent with the applicable law, Sub-Adviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of Sub-Adviser or its affiliated persons. In such event, allocation of Securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-Adviser in the manner Sub-Adviser considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. TAMIC hereby acknowledges that such aggregations of orders may not result in a more favorable price or lower brokerage commissions in all instances.

         6.   INFORMATION AND REPORTS

              (a) TAMIC will provide Sub-Adviser with a list, to the best of TAMIC's knowledge, of all affiliated persons of TAMIC (and any affiliated person of such an affiliated person) and will promptly update the list whenever TAMIC becomes aware of any additional affiliated persons.

              (b) The Sub-Adviser will maintain books and records relating to its management of the Portfolio under its customary procedures and in compliance with applicable regulations under the 1940 Act and the Advisers Act. Sub-Adviser will permit TAMIC to inspect such books and records at all reasonable times during normal business hours, upon reasonable notice. Sub-Adviser agrees that all records which it maintains for the Portfolio are the property of the Trust and Sub-Adviser will surrender promptly to the Trust copies of any such records upon request by the Trust or TAMIC.

              (c) Prior to each Board meeting, Sub-Adviser will provide TAMIC and the Board with reports regarding its management of the Portfolio during the interim period, in such form as may be mutually agreed upon by Sub-Adviser and TAMIC. Sub-Adviser will also provide TAMIC with any information regarding its management of the Portfolio required for any Board Meeting, any shareholder report, amended registration statement or prospectus supplement filed by the Portfolio with the SEC. Sub-Adviser will submit on a quarterly basis to the Board and TAMIC a written certification detailing any variation from applicable investment policies or procedure, or from its Code of Ethics.





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         7.   COMPENSATION

              In consideration of the services rendered pursuant to this Agreement, TAMIC will pay the Sub-Adviser an annual fee calculated at the rate of .40% of the Portfolio's average daily net assets. These fees are calculated daily and paid monthly. The Sub-Adviser shall have no right to obtain compensation directly from the Trust or the Portfolio for services provided hereunder and agrees to look solely to TAMIC for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the SAI.

         8.   EXPENSES

              The Sub-Adviser shall bear all expenses in connection with the performance of its services under this Agreement. In no event will the Sub-Adviser bear brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolio or the Trust. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Trust's trustees other than those who are "interested persons" of the Trust, TAMIC, the Sub-Adviser; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Trust and the Portfolio's shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Portfolio; (viii) all other expenses incidental to holding meetings of the Portfolio's shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements thereto; (xii) expense of printing and mailing prospectuses and statements of additional information and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Portfolio is a party and legal obligations that the Portfolio may have to indemnify the Trust's trustees, officers and/or employees or agents with respect thereto. The Portfolio shall assume all other expenses not specifically assumed by the Sub-Adviser or by TAMIC under the Investment Advisory Agreement entered into between TAMIC and the Trust.

         9.   STANDARD OF CARE

              The Sub-Adviser shall exercise reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement. Neither the Sub-Adviser nor its officers, directors, employees, agents,





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affiliated person, legal representatives or persons controlled by it
(collectively, the "Related Persons") shall be liable for or subject to any damages, expenses, or losses in connection with any error of judgment or mistake of law or for any loss suffered by the Trust, the Portfolio or TAMIC or any shareholder, director, trustee or officer thereof, in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to TAMIC, the Trust or to the shareholders of the Trust to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's disregard of its obligations and duties under this Agreement.

         10.  LIMITATION OF LIABILITY

              Except as may otherwise be provided by the 1940 Act or federal securities laws, neither TAMIC or Sub-Adviser, nor any of their officers, directors, employees or agent, shall be subject to any liability or subject to any damages, expenses, or losses in connection with any error of judgment, mistake of law, or any loss to each other or the Trust arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance if its duties or by reason of reckless disregard of its obligations and duties under this Agreement. TAMIC shall hold harmless and indemnify Sub-Adviser against any loss, liability, claim, cost, damage or expense (including reasonable investigation and defense costs and reasonable attorneys fees and costs) arising by reason of any matter to which this Agreement relates unless the Sub-Adviser is negligent in the performance of its duties or it has reckless disregard of its obligations and duties under this Agreement. The Sub-Adviser shall hold harmless the Trust and TAMIC for any loss, liability, cost, damage, or expenses arising from any claim resulting from the Sub-Adviser's negligence in connection with the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

         Promptly after receipt by a party seeking to be indemnified under this
Section 10 (the "Indemnified Party") of notice of the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 10 (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions hereof, and shall relieve it from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action.

         In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party shall be entitled to participate in any such action and, to the extent that it shall wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of





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the action, the Indemnifying Party shall not be liable to such Indemnified
Party hereunder for any legal expense of the other counsel subsequently incurred without the Indemnifying Party's consent by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall cooperate in the defense or settlement of claims so assumed. The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless it has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding against the Indemnified Party shall be commenced by the Indemnified Party in connection with this Agreement, or the transactions contemplated hereunder, and such proceeding shall be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party shall be liable to the Indemnifying Party for any reasonable attorney's fees and court costs relating to such proceedings.

         The indemnifications provided in this Section 10 shall survive the termination of this Agreement.

         11.  TERM OF AGREEMENT

              This Agreement shall become effective _________ ___, 1998, (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board or by vote of holders of a majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Trust, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

         If the Board of Trustees fails to approve the Agreement or any continuance of the Agreement, Sub-Adviser will continue to act as investment subadviser with respect to the Portfolio pending the required approval of the Agreement or its continuance or of any contract with Sub-Adviser or a different adviser or subadviser or other definitive action, provided that the compensation received by Sub-Adviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

         12.  SERVICES TO OTHER COMPANIES OR ACCOUNTS

              TAMIC understands that the Sub-Adviser and its affiliates act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, as an investment manager or adviser to other investment companies, including any offshore entities, or accounts.
TAMIC has no objection to the Sub-Adviser and its affiliates so acting, provided that whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Sub-Adviser and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. TAMIC recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. In





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addition, TAMIC understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement shall not in any way limit or restrict Sub-Adviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Sub-Adviser of its duties and obligations under this Agreement.

         13.  COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS

              The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

         14.  COMPLIANCE WITH APPLICABLE LAW

              The Subadviser agrees to conduct itself in a manner consistent with applicable laws and regulations, including but not limited to Sections 2a-7, 5(b), 12, 17, 18, and 36 of the 1940 Act. The Subadviser shall ensure that its activities are conducted in a manner consistent with a Code of Ethics maintained pursuant to Section 17j-1 of the 1940 Act. The Subadviser also agrees that it shall conduct its activities in a manner consistent with any No-Action Letter, order or rule promulgated by the SEC applicable to the Trust or any of the Portfolio.

         15.  MISCELLANEOUS

              This Agreement may be signed in one or more counterpart.

              Each party to this Agreement represents and warrants that it is validly existing and taken all necessary action to obtain the requisite authority to enter into this Agreement and to perform the duties contemplated herein.

              The Trust represents that a copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

              This Agreement shall be governed by the laws of the State of Connecticut.

              Each party agrees to comply with all applicable reporting requirements pursuant to state and federal laws and regulations.

              All representations and warranties made by the Sub-Adviser and TAMIC herein shall survive for the duration of this Agreement and the parties hereto shall immediately notify,





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but in no event later than five (5) days, each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         16.  USE OF NAME

              The Trust and TAMIC, together with its subsidiaries and affiliates may use the names "The Travelers Investment Management Company." or "TIMCO" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Sub-Adviser and only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Trust and TAMIC together with its subsidiaries and affiliates each agree that they shall cease to use such names or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly. The Trust acknowledges that it has adopted the name "The Travelers Investment Management Company" or "TIMCO" or any derivative thereof or logo associated therewith in offering materials of the Portfolio only with the prior approval of the Sub-Adviser and through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment advisor.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Sub-Advisory Agreement to be signed by their respective officials thereunto duly authorized as of the day and year first above written.

                           Travelers Asset Management International Corporation

                           By:
                                   --------------------------------------------
                           Its:
                                   --------------------------------------------

                           The Travelers Investment Management Company
                           By:
                                   --------------------------------------------
                           Its:
                                   --------------------------------------------





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